                                                                     Exhibit 4.5


                       ---------------------------------
                         DATED


                            KINGFISHER TRUST 2001- 1G
                                 DEED OF CHARGE

                            PERPETUAL TRUSTEE COMPANY
                                     LIMITED
                                   ("TRUSTEE")
                                  P.T. LIMITED
                              ("SECURITY TRUSTEE")
                             ANZ CAPEL COURT LIMITED
                                ("TRUST MANAGER")
                         THE BANK OF NEW YORK, NEW YORK
                                     BRANCH
                                ("NOTE TRUSTEE")















                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                              Fax (61 2) 9296 3999
                                  DX 113 Sydney
                                  Ref: BCC:SRF

--------------------------------------------------------------------------------
CONTENTS        KINGFISHER TRUST 2001-1G DEED OF CHARGE
--------------------------------------------------------------------------------


                1     INTERPRETATION                                        1


                2     CREATION OF KINGFISHER TRUST 2001-1G SECURITY TRUST   5

                      Creation of Security Trust                            5
                      Name of Security Trust                                6

                3     CHARGE                                                6


                4     NATURE OF CHARGE                                      6

                      Conversion to fixed charge                            7

                5     NOTICES                                               7

                      Form                                                  7
                      Time effective                                        8
                      Deemed receipt                                        8

                6     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS    9

                      Governing Law                                         9
                      Non-exclusive jurisdiction                            9
                      Service of process                                    9

                7     COUNTERPARTS                                          9


                8     LIMITED RECOURSE                                      9

                      Security Trustee Liability                            9
                      Limitation on Trustee's liability                    10
                      Claims against Trustee                               10
                      Breach of trust                                      10
                      Acts or omissions                                    10

                9     NOTE TRUSTEE                                         11

                      Capacity                                             11
                      Exercise of rights                                   11
                      Instructions or directions                           11
                      Payments                                             12
                      Notices                                              12
                      Limitation of Note Trustee's Liability               12

                10    PRIORITY AMOUNT                                      12

                                                                              1
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                       KINGFISHER TRUST 2001-1G
                       DEED OF CHARGE

DATE:

PARTIES: PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007 ) in its capacity as trustee of the Trust having its registered office at Level 7, 39 Hunter Street, Sydney NSW 2000 ("TRUSTEE")
                       P.T. LIMITED (ABN 67 004 454 666) having its registered office at Level 7, 39 Hunter Street, Sydney NSW 2000 ("SECURITY TRUSTEE")
                       ANZ CAPEL COURT LIMITED (ABN 30 004 768 807) having its registered office at Level 17, 530 Collins Street, Melbourne, Victoria, 3000 ("TRUST MANAGER")
                       THE BANK OF NEW YORK, NEW YORK BRANCH, a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 ("NOTE TRUSTEE")

RECITALS:

                A. The Global Master Security Trust Deed makes provision for the establishment of the Security Trust pursuant to this deed.

                B. As security for its obligations to the Secured Creditors, the Trustee, as trustee of the Trust, has agreed to grant to the Security Trustee a charge over all of the Assets of the Trust for the benefit of the Secured Creditors.

                C. The Trustee has the power under the Master Trust Deed to grant the charge evidenced in the Global Master Security Trust Deed and this deed.

                D. The Security Trustee has agreed to act as trustee for the Secured Creditors and hold the benefit of the Charge on trust for the Secured Creditors and otherwise act in accordance with the Global Master Security Trust Deed and this deed.

                E. The Note Trustee acts as Note Trustee on behalf of the Class A Note Holders in accordance with the Note Trust Deed.

OPERATIVE PROVISIONS:

1     INTERPRETATION
--------------------------------------------------------------------------------

                  1.1 The following words have these meanings unless the contrary intention appears:

                        DEFINITIONS SCHEDULE means the deed entitled "Kingfisher Master Trusts Master Definitions Schedule" dated 1 August 2000 between the Trustee, the Security Trustee and the Trust Manager as amended by the deed entitled "Kingfisher Master Trusts Amending Deed" dated on or about the date of this deed.

                                                                              2
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                        EVENT OF DEFAULT means the occurrence of any of the
                        following events in respect of the Trust:

                        (a) the Trustee fails to pay or repay any amount due under:

                              (i) the Class A Notes (for such times as the Class A Notes are outstanding);

                              (ii) the Class B Notes (after all of the Class A
                                   Notes have been repaid or redeemed in full);
                                   or

                             (iii) any Transaction Document,

                              within 10 Business Days of the due date for payment or repayment of such amount;

                        (b) the Trustee is (for any reason) not entitled fully to exercise its right of indemnity against the Assets of the Trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the Security Trustee within 14 days of the Security Trustee requiring the Trustee in writing to rectify them;

                        (c) the Trustee fails to perform or observe any other provision of a Transaction Document (other than the obligations referred to in this definition), where such failure will have a Material Adverse Effect and the failure is not remedied within 30 days after written notice from the Security Trustee requiring the Trustee to rectify them;

                        (d) an Insolvency Event occurs in respect of the Trustee (in its capacity as trustee of the Trust) and the Trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

                        (e)   the Charge:

                              (i) is or becomes wholly or partly void, voidable or unenforceable; or

                              (ii) loses the priority which it has at or after
                                   the date of this deed;

                        (f) all or any part of any Transaction Document, is terminated (other than the Basis Swap, the Fixed Rate Swap, the Redraw Facility Agreement or a Currency Swap, in respect of a termination because of an action of a taxing authority or change in tax law) or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or any party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Basis Swap, the Fixed Rate Swap, the Redraw Facility Agreement or a

                                                                              3
--------------------------------------------------------------------------------
                              Currency Swap, in respect of a termination because of an action of a taxing authority or a change in tax law);

                        (g) distress or execution is levied or a judgment, order or a Security Interest is enforced, or becomes enforceable, over the Secured Property (or any part of it) for an amount exceeding (either individually or in aggregate) A$1,000,000, or can be rendered enforceable by the giving of notice, lapse of time or fulfilment of any condition;

                        (h) the Trust is held or conceded by the Trustee not to have been constituted or to have been imperfectly constituted; or

                        (i) except with the prior consent of the Security Trustee (that consent only to be given upon the instructions or the consent of the Voting Secured Creditors):

                              (i) the Trust is wound up, or the Trustee is required to wind up the Trust under the terms of this deed, or applicable law, or the winding up of the Trust commences; or

                              (ii) the Trustee ceases to be authorised to hold
                                   the property of the Trust in its name and perform its obligations under the Transaction Documents.

                        NOTE TRUST DEED means the deed entitled "Kingfisher Trust 2001-1G Note Trust Deed" dated on or about the date of this deed between the Trustee, the Trust Manager and the Note Trustee.

                        SECURED CREDITOR means:

                        (a) the Note Trustee (in its personal capacity and as trustee of the Note Trust) on behalf of each Class A Note Holder;

                        (b)   each Class A Note Holder;

                        (c)   each Class B Note Holder:

                        (d)   each Paying Agent;

                        (e)   each Counterparty;

                        (f)   the Liquidity Facility Provider;

                        (g)   the Redraw Facility Provider;

                        (h)   the Servicer;

                        (i)   the Seller;

                        (j)   the Trust Manager;

                        (k)   the Security Trustee; and

                                                                              4
--------------------------------------------------------------------------------
                        (l) each Support Facility Provider (to the extent not included in the above paragraphs).

                        SECURED LIMIT means $5,000,000,000.

                        SECURED MONEY means all amounts which at any time for any reason or circumstance in connection with any Transaction Document that relates to, or applies to, the Trust or this deed or any transactions contemplated by any of them (insofar as such transactions relate to, or apply to, the Trust), whatsoever whether at law, in equity, under statute or otherwise:

                        (a) are payable, are owing but not currently payable, are contingently owing, or remain unpaid by the Trustee to the Security Trustee on its own account or for the account of the Secured Creditors or to any Secured Creditor or to any Receiver;

                        (b) have been advanced or paid by the Security Trustee on its own account or for the account of the Secured Creditors or by any Secured Creditor:

                              (i)  at the express request of the Trustee; and

                              (ii) on behalf of the Trustee;

                        (c) which the Security Trustee on its own account or for the account of the Secured Creditors or any Secured Creditor is liable to pay by reason of any act or omission of the Trustee or has paid or advanced in the protection or maintenance of the Secured Property or the security interest created by this deed following an act or omission by the Trustee; or

                        (d) are reasonably foreseeable as likely, after that time, to fall within any of paragraphs (a), (b) or
                              (c) above.

                        This definition applies:

                        (i) irrespective of the capacity in which the Trustee, the Security Trustee or any Secured Creditor became entitled or is liable in respect of the amount concerned;

                        (ii) whether the Trustee, the Security Trustee or any Secured Creditor is liable as principal debtor or surety or otherwise;

                        (iii) whether the Trustee is liable alone or jointly, or
                              jointly and severally with another person;

                        (iv) whether the Security Trustee or any Secured Creditor is the original obligee or an assignee or a transferee of the Secured Money and whether or not:

                              (A) the assignment or transfer took place before or after the delivery of this deed; or

                                                                              5
--------------------------------------------------------------------------------
                              (B) the Trustee consented to or was aware of the assignment or transfer; or

                              (C) the assigned or transferred obligation was secured; or

                        (v) whether the Security Trustee or any Secured Creditor is the original Security Trustee or an original Secured Creditor or an assignee or a transferee of the original Security Trustee or an original Secured Creditor, and whether or not the Trustee consented to or was aware of the assignment or transfer.

                        SECURED PROPERTY means all the future Assets of the Trust held by the Trustee on the terms of the Trust in accordance with the Master Trust Deed and the Supplemental Deed.

                        SECURITY TRUST means the trust constituted by this deed and the Global Master Security Trust Deed.

                        SUPPLEMENTAL DEED means the deed entitled "Kingfisher Trust 2001-1G Supplemental Deed" on or about the date of this deed between the Trustee, the Trust Manager, the Security Trustee, the Servicer, the Seller, the Custodian and each Unitholder.

                        TRUST means the Kingfisher Trust 2001-1G.

                  1.2 Except to the extent to which words and phrases are otherwise defined in this deed, words and phrases defined in the Definitions Schedule and the Supplemental Deed shall bear the same meaning when used in this deed. Where definitions are in respect of a "Trust" they shall be interpreted in this deed in respect of the Trust. In the event of any inconsistency between a definition expressly defined in this deed and a definition in the Definitions Schedule, the definition in this deed shall prevail. In the event of any inconsistency between a definition in the Definitions Schedule and a definition in the Supplemental Deed, the definition in the Supplemental Deed will prevail. Any amendment to the Definitions Schedule will only apply to this deed if made in accordance with the Global Master Security Trust Deed.

                  1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this deed as if those clauses were set out in full.

                  1.4 The provisions in this deed relate only to the Trust and the Security Trust and apply in addition to the provisions of the Global Master Security Trust Deed, or in place of the provisions of the Global Master Security Trust Deed, as the case may be.


2     CREATION OF KINGFISHER TRUST 2001-1G SECURITY TRUST
--------------------------------------------------------------------------------
CREATION OF SECURITY TRUST

                  2.1   The Security Trust is constituted:

                        (a) upon execution of this deed by the Trustee, the Security Trustee, the Trust Manager and the Note Trustee; and

                                                                              6
--------------------------------------------------------------------------------
                        (b) the payment of the sum of $10 by the Trust Manager to the Security Trustee in respect of the Security Trust (the receipt of which the Security Trustee acknowledges by its execution of this deed).

                        The above sum will vest in the Security Trustee and be held by it on and subject to the trusts, terms and conditions of this deed, the definition of "Trust Fund" in the Definitions Schedule and the Global Master Security Trust Deed in respect of the Security Trust and will be invested by the Security Trustee in accordance with the provisions of this deed and the Global Master Security Trust Deed.

NAME OF SECURITY TRUST
                  2.2 The Security Trust established under clause 2.1 will be known as the "Kingfisher Trust 2001-1G Security Trust".


3     CHARGE
--------------------------------------------------------------------------------
                  3.1 The Trustee charges all its future right, title and interest in the Secured Property to the Security Trustee as security for payment of the Secured Money.

                  3.2 The Trustee acknowledges giving this Charge and incurring obligations and giving rights under this deed for valuable consideration.

                  3.3 The Charge is a security for the whole of the Secured Money but nevertheless the amount recoverable by the Security Trustee under this Charge is limited to the Secured Limit.


4     NATURE OF CHARGE
--------------------------------------------------------------------------------
                  4.1   This Charge is:

                        (a) a fixed charge on the Trustee's right, title and interest in, to and under the Transaction Documents; and

                        (b)   a fixed charge on all Secured Property which is:

                               (i) interests in real property (other than those
                                   which the Trustee is prohibited by law from charging or is incompetent to charge by a fixed charge and any interest which the Trustee has in respect of any Housing Loans);

                              (ii) interests in fixtures, buildings, plant and
                                   machinery;

                             (iii) book debts;

                              (iv) securities, instruments (negotiable or
                                   otherwise) and documents of title (other than the Title Documents in respect of the Housing Loans which comprise the

                                                                              7
--------------------------------------------------------------------------------
                                   Assets of the Trust) at any time deposited with the Security Trustee by the Trustee for any purpose;

                              (v)  books of account, invoices, statements,
                                   ledger cards and records relating to the business transactions of the Trustee; and

                              (vi) interests in personal property not referred
                                   to above that are not acquired for disposal in the ordinary course of the Trustee's business; and

                        (c)   a floating charge on:

                              (i) the Trustee's right, title and interest in, to and under Housing Loans;

                              (ii) the proceeds of any book debt; and

                             (iii) the rest of the Secured Property.

CONVERSION TO FIXED CHARGE
                  4.2 Without derogating from the provisions of clause 8 of the Global Master Security Trust Deed, the Security Trustee may, by notice given at any time to the Trustee, convert the floating charge to a fixed charge in relation to the Secured Property specified in the notice where the Security Trustee reasonably considers that it is necessary to protect the rights of the Secured Creditors under this deed and the Global Master Security Trust Deed. The Security Trustee must notify each Designated Rating Agency promptly upon so converting the charge.


5     NOTICES
--------------------------------------------------------------------------------
FORM
                  5.1 A notice, approval, consent or other communication in connection with this deed:

                        (a) may be given by an Authorised Officer of the relevant party; and

                        (b)   must be in writing; and

                        (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee set out below or which is notified to the parties from time to time after execution of this deed.

                                                                              8
--------------------------------------------------------------------------------

                             TRUSTEE

                             Address:      Level 3
                                           39 Hunter Street
                                           Sydney  NSW  2000
                             Facsimile:    (02) 9221 7870
                             Attention:    Manager, Securitisation

                             SECURITY TRUSTEE

                             Address:      Level 7
                                           1 Castlereagh Street
                                           Sydney   NSW   2000
                             Facsimile:    (02) 9229 9009
                             Attention:    Manager, Securitisation

                             TRUST MANAGER

                             Address:      Level 6, 530 Collins Street
                                           Melbourne  VIC  3000
                             Facsimile:    (61 3) 9273 3539
                             Attention:    Manager, Primary Markets Group
                             NOTE TRUSTEE

                             Address:     101 Barclay Street, 21W
                                          New York, New York 10286
                                          United States of America
                             Facsimile:   (212) 815 3522
                             Attention:   Global Structured Products Unit
TIME EFFECTIVE
                  5.2 Unless a later time is specified in it a notice, approval, consent or other communication takes effect from the time it is received.

DEEMED RECEIPT
                  5.3 A notice, request, certificate, demand, consent or other communication under this deed is deemed to have been received:

                        (a) where delivered in person, upon receipt at the relevant office;

                        (b) where sent by post, on the third (seventh if outside Australia) day after posting; and

                        (c) where sent by facsimile, on production by the dispatching facsimile machine of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

                        However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

                                                                              9
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                  5.4   All notices with respect to the Secured Creditors are
                        valid if despatched by prepaid ordinary post (airmail if posted to a place outside Australia) to the Secured Creditors at their registered office (or, in the case of Note Holders holding Registered Notes, to the address specified in the Register of Note Holders and, in the case of joint holders, to the person whose name first appears in the Register of Note Holders) or, in the case of the owners of Bearer Notes, any notice will be effectively given if it is given to the Note Trustee in accordance with this clause and in the manner contemplated by relevant Note Trust Deed and the terms and conditions of issue (if any) of the relevant Bearer Notes. Such notice is taken to be received on the third (seventh, if posted to a place outside Australia) day after posting.


6     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
--------------------------------------------------------------------------------
GOVERNING LAW
                  6.1 This deed and the Security Trust are governed by the law in force in New South Wales and the rights, liabilities and obligations of the parties and the other Secured Creditors are governed by the laws in force in New South Wales.

NON-EXCLUSIVE JURISDICTION
                  6.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

SERVICE OF PROCESS
                  6.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 5.


7     COUNTERPARTS
--------------------------------------------------------------------------------
                        This deed may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.


8     LIMITED RECOURSE
--------------------------------------------------------------------------------
SECURITY TRUSTEE LIABILITY
                  8.1 Notwithstanding any other provision of this deed, the Security Trustee will have no liability under or in connection with this deed or any other Transaction Document (whether to the Secured Creditors, the Trustee, the Trust Manager or any other person) other than to the extent to which the liability is able to be satisfied in accordance with the Global Master Security Trust Deed or any other Transaction Document out of the property of the Trust Fund from which the

                                                                             10
--------------------------------------------------------------------------------
                        Security Trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Security Trustee to the extent that it is not satisfied because, under the Global Master Security Trust Deed or by operation of law, there is a reduction in the extent of the Security Trustee's indemnification as a result of the Security Trustee's fraud, gross negligence or wilful default. Nothing in this clause 8.1 or any similar provision in any other Transaction Document limits or adversely affects the powers of the Security Trustee, any Receiver or attorney in respect of the Charge or the Secured Property.

LIMITATION ON TRUSTEE'S LIABILITY
                  8.2 This deed applies to the Trustee only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the Trustee acting in its capacity as trustee of the Trust arising under or in connection with this deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this deed (other than clause 8.4) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

CLAIMS AGAINST TRUSTEE
                  8.3 The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Trust).

BREACH OF TRUST
                  8.4 The provisions of this clause 8 limiting the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this deed or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust as a result of the Trustee's fraud, gross negligence or wilful default.

ACTS OR OMISSIONS
                  8.5 It is acknowledged that the Relevant Parties are responsible under this deed and the other Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, gross negligence or wilful default for the purpose of clause
                        8.4 if and to the extent the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of any Relevant Party or any other such

                                                                             11
--------------------------------------------------------------------------------
                        person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

                  8.6 No attorney, agent, receiver or receiver and manager appointed in accordance with this deed or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 8.4.

                  8.7 The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this deed (including incur a liability) unless the Trustee's liability is limited in the same manner as set out in this clause.


9     NOTE TRUSTEE
--------------------------------------------------------------------------------
CAPACITY
                  9.1 The Note Trustee is a party to this deed in its capacity as trustee for the Class A Note Holders of the Trust from time to time under the Note Trust Deed.

EXERCISE OF RIGHTS
                  9.2 Except as otherwise provided in this deed and in the Note Trust Deed:

                        (a) (ONLY BY NOTE TRUSTEE): the rights, remedies and discretions of the Class A Note Holders under this deed including all rights to vote or give instructions or consent to the Security Trustee and to enforce any undertakings or warranties under this deed, may only be exercised by the Note Trustee on behalf of the Class A Note Holders in accordance with the Note Trust Deed; and

                        (b) (LIMITED RIGHT OF ENFORCEMENT BY CLASS A NOTE HOLDERS): the Class A Note Holders may only exercise enforcement rights in respect of the Secured Property through the Note Trustee and only in accordance with this deed.

INSTRUCTIONS OR DIRECTIONS
                  9.3 The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of all the Class A Note Holders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Note Holders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

PAYMENTS
                  9.4 Any payment to be made to a Class A Note Holder under this deed may be made to the Note Trustee or a Paying Agent on behalf of that Class A Note Holder in accordance with the Note Trust Deed, the Agency Agreement and the Class A Note Conditions for the Class A Notes.

                                                                             12
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NOTICES
                  9.5 Any notice to be given to a Class A Note Holder under this deed may be given to the Note Trustee on behalf of that Class A Note Holder and in the manner contemplated by the Note Trust Deed and the Class A Note Conditions for the Class A Notes. Any costs to the Note Trustee of publishing such notice to the Class A Note Holders will, subject to this deed, be reimbursed by the Trustee to the Note Trustee.

LIMITATION OF NOTE TRUSTEE'S LIABILITY
                  9.6 The liability of the Note Trustee under this deed is limited in the manner and to the same extent as under the Note Trust Deed.


10    PRIORITY AMOUNT
--------------------------------------------------------------------------------
PRIORITY AMOUNT
                  10.1 The Secured Money is a limited amount. For the purpose only of fixing priorities in accordance with section 282 of the Corporations Law between this deed and any other charge given by the Trustee and without affecting any obligation of the Trustee under this deed, the prospective liabilities secured by this deed include, without limitation, the prospective liabilities of the nature specified in clause 10.2 up to the maximum amount specified in clause 10.3.

NATURE OF LIABILITIES
                  10.2 The nature of the liabilities referred to in clause 10.1 are the liabilities of the Trustee to the Secured Creditors under the Transaction Documents.

MAXIMUM AMOUNT
                  10.3 The maximum amount referred to in clause 10.1 is A$5,000,000,000.

EXECUTED as a deed in the Australian Capital Territory.

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EXECUTION PAGE
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SIGNED, SEALED AND DELIVERED  by    )
as attorney for PERPETUAL TRUSTEE   )
COMPANY LIMITED under power of      )
attorney dated                      )
                                    )
in the presence of:                 )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )
Name of witness (block letters)     )
                                    )
 .................................   )
Address of witness                  )      .................................
                                    )      By executing this deed the
 .................................   )      attorney states that the
Occupation of witness               )      attorney has received no notice
                                    )      of revocation of the power of
                                           attorney



SIGNED, SEALED AND DELIVERED  by    )
as attorney for P.T. LIMITED under  )
power of attorney dated             )
                                    )
in the presence of:                 )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )
Name of witness (block letters)     )
                                    )
 .................................   )
Address of witness                  )      .................................
                                    )      By executing this deed the
 .................................   )      attorney states that the
Occupation of witness               )      attorney has received no notice
                                    )      of revocation of the power of
                                           attorney

SIGNED by                          )
                                   )
                                   )
on behalf of and SEALED AND        )
DELIVERED by ANZ CAPEL COURT       )
LIMITED in the presence of:        )
                                   )
                                   )
 ..............................     )
Signature of witness               )
                                   )
 ..............................     )
Name of witness (block letters)    )
                                   )
 ..............................     )       ..............................
Address of witness                 )       By executing this deed the
                                   )       signatory states that the
 ..............................     )       signatory has received no notice
Occupation of witness              )       of revocation of the authority
                                   )       pursuant to which they execute
                                           this deed

SIGNED, SEALED AND DELIVERED by     )
as authorised signatory for THE     )
BANK OF NEW YORK, NEW YORK BRANCH   )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )
Address of witness                  )
                                    )      ................................
 ................................    )      By executing this deed the
Occupation of witness               )      signatory states that the
                                    )      signatory has received no notice
                                    )      of revocation of the authority
                                           under which this deed is signed,
                                           sealed and delivered